SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 9, 2007
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250
Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 278-8464
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On May 9, 2007, the Company accepted Mr. James A. Matlock’s resignation effective May 31, 2007. James has been our Vice President of Exploration since January 2006 and he is leaving to spend more time with his wife and daughter in Zurich, Switzerland.

Item 7.01	Regulation FD Disclosure
Stephen Zahony was retained to fill the position of Vice President of Exploration and is expected to commence his employment with the Company on June 1, 2007. Mr. Zahony is a mining and mineral exploration geologist and has managed numerous large to small projects in a variety of geological and political environments. Following university and three years as resident mine geologist at the Henderson and Climax molybdenum mines, he was district exploration manager for Noranda Mines for five years. Subsequently, for the next twenty years, he was a consulting geologist on projects in the Americas, Europe, and Asia. Lately he was vice president of exploration for Brazauro Resources Corp. and was previously chief exploration geologist of Ma’aden/Saudi Arabian Mining Co. Stephen is a member of the Society of Economic Geologists with an M.A. degree in geology from Dartmouth College and a B.S. degree from Ohio State University.
A copy of the press release announcing Mr. Zahony’s appointment is furnished to the SEC with this Current Report on Form 8-K as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 is furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Canyon Resources Corporation news release PR07-11 dated May 15, 2007 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: May 15, 2007	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Canyon Resources Corporation news release PR07-11 dated May 15, 2007 (furnished pursuant to Item 7.01).

4